<PG$PCN,303000000>
                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O

The Trust had the following Rule 10f-3 transactions for the six months period ended December 31, 2004.

<PG$PCN,304000000>
                                High Yield Trust
                               Rule 10f-3 Report
                    For the Quarter Ended September 30, 2004

TRADE      SETTLEMENT   SECURITY              TICKER    DEAL     # OF                SIZE OF         ALL
DATE       DATE         NAME                  SYMBOL    TYPE     SHARES      PRICE   OFFERING        UNDERWRITING MEMBERS
-----------------------------------------------------------------------------------------------------------------------------------
7/22/2004  7/30/2004    LCE Acquisition Corp  LCPFQ     notes    1,000,000   100     $315,000,000    First Boston, Citigroup
7/27/2004  8/3/2004     Host Marriott LP      HMT       notes    2,200,000   98.493  $350,000,000    Deutsche Bank,
                                                                                                      Bank of America Securities
7/30/2004  8/20/2004    Panamsat Corp         SPOT      notes    2,125,000   100     $1,010,000,000  First Boston, Citigroup
8/11/2004  8/25/2004    MGM Mirage Inc.       MGG       notes    4,875,000   100     $550,000,000    Bank of America Securities,
                                                                                                      Citigroup

AFFILIATED                        SECURITY         COMMISSION,         % OF ASSETS
UNDERWRITER                       PURCHASED FROM   SPREAD OR PROFIT    ON TRADE
----------------------------------------------------------------------------------
Citigroup Global Markets, Inc.    First Boston     2.75%               0.0900%
Citigroup Global Markets, Inc.    Deutsche Bank    0.00%               0.1900%
Citigroup Global Markets, Inc.    First Boston     2.50%               0.1900%
Citigroup Global Markets, Inc.    Bank of America  0.65%               0.4400%

                              STRATEGIC BOND TRUST
                                RULE 10f-3 REPORT
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004


TRADE      SETTLEMENT SECURITY              TICKER  DEAL   # OF                SIZE OF         ALL
DATE       DATE       NAME                  SYMBOL  TYPE   SHARES     PRICE    OFFERING        UNDERWRITING MEMBERS
------------------------------------------------------------------------------------------------------------------------------------
7/22/2004  7/30/2004  LCE Acquisition Corp  LCPFQ   notes    125,000  $100.00  $  315,000,000  First Boston, Citigroup
7/27/2004   8/3/2004  Host Marriott LP      HMT     notes    200,000  $ 98.49  $  350,000,000  Deutschebank,
                                                                                                 Bank of America Securities
7/30/2004  8/20/2004  Panamsat Corp         SPOT    notes    300,000  $100.00  $1,010,000,000  First Boston, Citigroup
8/11/2004  8/25/2004  MGM Mirage Inc.       MGG     notes  1,200,000  $100.00  $  550,000,000  Bank of America Securities,
                                                                                                 Citigroup


AFFILIATED                              SECURITY PURCHASED          COMMISSION, SPREAD OR   % OF ASSETS
UNDERWRITER                             FROM                        PROFIT                  ON TRADE
--------------------------------------------------------------------------------------------------------
Citigroup Global Markets, Inc.          First Boston                2.75%                   0.02%
Citigroup Global Markets, Inc.          Deutsche Bank               0.00%                   0.03%
Citigroup Global Markets, Inc.          First Boston                2.50%                   0.04%
Citigroup Global Markets, Inc.          Bank of America             0.65%                   0.16%



<PG$PCN,305000000>

                                High Yield Trust
                               Rule 10f-3 Report
                    For the Quarter Ended December 31, 2004

TRADE      SETTLEMENT   SECURITY              TICKER    DEAL     # OF                SIZE OF         ALL
DATE       DATE         NAME                  SYMBOL    TYPE     SHARES      PRICE   OFFERING        UNDERWRITING MEMBERS
-----------------------------------------------------------------------------------------------------------------------------------
10/29/2004 11/4/2004    IMCO Recycling Inc.   IMR       notes    800,000     $100.00 $125,000,000    Deutsche Bank
11/9/2004  11/19/2004   Tenneco Auto Inc      TEN       notes    5,150,000   $100.00 $500,000,000    Banc of America, Deutsche Bank,
                                                                                                      JP Morgan
11/16/2004 11/19/2004   HCA Inc.              HCA       notes    2,400,000   $ 99.67 $750,000,000    JP Morgan, Merrill Lynch
11/17/2004 11/30/2004   Gaylord
                         Entertainment Co     GET       notes    2,625,000   $100.00 $225,000,000    Deutsche Bank, Bank of America

AFFILIATED                        SECURITY         COMMISSION          % OF ASSETS
UNDERWRITER                       PURCHASED FROM   SPREAD OR PROFIT    ON TRADE
----------------------------------------------------------------------------------
Citigroup Global Markets, Inc.    Deutsche Bank    2.75%               0.0600%
Citigroup Global Markets, Inc.    Banc of America  2.25%               0.3900%
Citigroup Global Markets, Inc.    JP Morgan        1.13%               0.1800%
Citigroup Global Markets, Inc.    Deutsche Bank    0.19%               0.1900%



                              STRATEGIC BOND TRUST
                               RULE 10f-3 REPORT
                    FOR THE QUARTER ENDED DECEMBER 31, 2004

TRADE        SETTLEMENT  SECURITY                  TICKER  DEAL   # OF               SIZE OF        ALL
DATE         DATE        NAME                      SYMBOL  TYPE   SHARES   PRICE     OFFERING       UNDERWRITING MEMBERS
-----------------------------------------------------------------------------------------------------------------------------------
10/14/2004   10/29/2004  Dresser-Rand Group Inc    DRRAND  notes  150,000  $ 100.00  $ 420,000,000  Morgan Stanley, UBS
10/29/2004    11/4/2004  IMCO Recycling Inc.       IMR     notes  100,000  $ 100.00  $ 125,000,000  Deutsche Bank
11/9/2004    11/19/2004  Tenneco Auto Inc          TEN     notes  700,000  $ 100.00  $ 500,000,000  Banc of America, Deutsche Bank,
                                                                                                      JP Morgan
11/16/2004   11/19/2004  HCA Inc.                  HCA     notes  325,000  $  99.67  $ 750,000,000  JP Morgan, Merrill Lynch
12/9/2004    12/16/2004  Community Health Systems  CYH     notes   50,000  $ 100.00  $ 300,000,000  JP Morgan

AFFILIATED                         SECURITY PURCHASED        COMMISSION, SPREAD     % OF ASSETS
UNDERWRITER                        FROM                      OR PROFIT              ON TRADE
-----------------------------------------------------------------------------------------------
Citigroup Global Markets, Inc.     Morgan Stanley            2.50%                  0.20%
Citigroup Global Markets, Inc.     Deutsche Bank             2.75%                  0.01%
Citigroup Global Markets, Inc.     Banc of America           2.25%                  0.80%
Citigroup Global Markets, Inc.     JP Morgan                 1.13%                  0.04%
Citigroup Global Markets, Inc.     JP Morgan                 2.00%                  0.01%